The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, July 16, 2015

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-186196

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 4, 2013)

Shares TROVAGENE, INC.

Common Stock

$        per share

Trovagene, Inc. is offering                   shares of its common stock.

• The last reported sale price of our common stock on July 15, 2015 was $10.07 per share.	• Trading symbol: Nasdaq Capital Market—TROV.

This investment involves risks. See “Risk Factors” beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2014, on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total

Public Offering Price	$	$

Underwriting Discount (1)	$	$

Proceeds to us, before expenses	$	$

(1) We have also agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” on page S-23 of this prospectus supplement for more information about these arrangements.

We have granted the underwriters an option, for a period of 30 days from the date of this prospectus supplement, to purchase up to an additional               shares of common stock to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $                , and the total proceeds to us, before expenses, will be $                  .

We expect to deliver the shares against payment on or about July       , 2015.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Piper Jaffray	Leerink Partners

The date of this prospectus supplement is July      , 2015.

Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, contained in the accompanying prospectus or incorporated herein or therein by reference. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find Additional Information” below.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” refer to Trovagene, Inc. and its subsidiaries.

Business Overview

We are a molecular diagnostic company that focuses on the development and commercialization of a proprietary urine-based cell-free molecular diagnostic technology for use in disease detection and monitoring across a variety of medical disciplines. Our primary internal focus is to leverage our novel urine-based molecular diagnostic platform to facilitate improvements in the field of oncology, while our external focus includes entering into collaborations to develop our technology in areas such as infectious disease, transplant medicine, and prenatal genetics. Our goal is to improve treatment outcomes for cancer patients using our proprietary technology to detect and quantitatively monitor cell-free DNA in urine.

We are leveraging our proprietary molecular diagnostic technology for the detection of cell-free DNA originating from diseased cell death that can be isolated and detected from urine, blood, and tissue samples to improve disease management. These genetic materials are also collectively referred to as “cell-free nucleic acids”, which result when cells in the body die and release their DNA contents into the bloodstream. The circulating fragments of genetic material are eventually filtered through the kidneys and therefore, can be detected and measured in urine. Cell-free nucleic acids can be used as genetic markers of disease. As such, the contents of urine or blood samples represent systemic liquid biopsies that can allow for simple, non-invasive or minimally-invasive sample collection methods. Circulating tumor DNA, or ctDNA, is a subtype of cell-free DNA, and represents the mutant cell free DNA that we use to detect and monitor cancer.

Our fundamental ctDNA diagnostic platform, also known as our Precision Cancer MonitoringSM, or PCM, platform is protected by a strong intellectual property portfolio. We have developed significant intellectual property around cell-free nucleic acids in urine, the extraction of cell-free nucleic acids from urine, as well as novel assay designs, particularly our proprietary non-naturally occurring primers.  Through this proprietary technology, we believe that we are at the forefront of a shift in the way diagnostic medicine is practiced, using simple, non-invasive or minimally invasive sampling and analysis of nucleic acids, which we believe will ultimately lead to more effective treatment monitoring, better management of serious illnesses such as cancer, and the ability to detect the recurrence of cancer earlier.  As of March 31, 2015, our intellectual property portfolio consists of over 50 issued patents and over 60 pending patent applications globally.  Our patent estate includes the detection of cell-free nucleic acids that pass through the kidney into the urine, as well as their application in specific disease areas, including oncology, infectious disease, transplantation, and prenatal genetics.

We believe that our proprietary PCM platform is uniquely positioned to address a high unmet clinical need in field of oncology.  Our PCM platform is designed to offer improved cancer monitoring by tracking and analyzing levels of cell-free DNA from either urine or blood samples, and is intended to provide important clinical information beyond the current standard of care.  Using urine as a sample, our cancer monitoring technology enables more frequent, non-invasive monitoring of oncogene mutation status, disease progression and disease recurrence.  Our research and development efforts were made commercially feasible following improved next-generation sequencing, or NGS, technologies which are now available at a significantly lower cost.  This combined with our extensive patent portfolio around cell-free DNA in urine gives us a competitive advantage to leverage an emerging trend toward monitoring cancer using cell-free DNA as a marker of disease status.  Our proprietary sample preparation process forms the basis of our PCM platform. It includes novel technology for the extraction and isolation of ctDNA from either a urine or blood sample, proprietary non-naturally occurring primers to enrich the sample for mutant alleles, and the ability to sequence nucleic acids of interest using one of several leading gene sequencing technologies such as NGS or droplet digital PCR. We believe that our quantitative ctDNA detection and monitoring platform offers industry leading sensitivity, featuring single nucleic acid molecule detection.

Our PCM platform is poised to overcome a significant clinical dilemma in the area of cancer treatment. Recent scientific evidence supports the molecular basis of cancer, and has resulted in a paradigm shift in the way cancer is treated. Researchers and clinicians are now focused on specific oncogene mutations that are believed to be the molecular drivers of cancer, and, as a result, there is a trend in the pharmaceutical research community toward developing targeted therapies.  As such, there is a need for oncologists to have an ability to track the mutational status of their patients, including a given patient’s response to treatments that are designed to target driver oncogene mutations.  Current monitoring tools such as imaging procedures, tissue biopsy, and circulating tumor cells are insufficient to meet the challenge of monitoring oncogene mutations. Cancer imaging provides a rough indication of tumor size, but provides no information to oncologists regarding mutational status which is important for the use of molecular targeted therapies. Tissue biopsy usually involves a major surgical procedure and, in many cases, is not repeatable as there are limitations related to access for serial biopsies.  In some cases, biopsies may not be feasible, significantly increasing the need to determine mutational status using an alternative method.  In addition, tumor heterogeneity is important, as the surgeon may not obtain the proper tissue from the tumor sample.  With circulating tumor cells, which are typically measured using blood tests, sensitivity is low, and such tests are technically difficult and can be expensive.

While an improvement over chemotherapy in many cases, targeted drug therapies are not without issues, such as their high cost and potential side effect. In order to measure effectiveness of these therapies, repeated monitoring is needed and imaging and serial biopsies have their challenges or may not be optimal.  If resistance develops to a targeted cancer therapy, fast and accurate detection of emerging or changing oncogene mutations can provide critical information early. Our PCM platform provides a novel solution for early detection of cancer progression using urine, a non-invasive, plentiful sample source. We continue to generate positive date supporting the clinical utility of our technology to monitor cancer using ctDNA.

Our accumulated deficit through March 31, 2015 is $88,572,351.  To date, we have generated minimal revenues and expect to incur additional losses to perform further research and development activities and commercial expansion.  During 2015, we have advanced our business with the following activities:

•                  We completed an underwritten public offering of 5,111,110 shares of common stock with net proceeds of approximately $21.3 million.

•                  We recruited Matthew Posard to our Executive Management Team as Chief Commercial Officer to lead our commercial operations.

•                  We entered into a clinical collaboration with University of California, San Diego Moores Cancer Center to determine the utility of detecting and monitoring EGFR mutations in lung cancer patients using our PCM platform.

•                  We entered into a clinical collaboration with City of Hope to conduct studies to determine the clinical utility of detecting and monitoring EGFR mutations in lung cancer patients using our PCM platform.

•                  We entered into a study with researchers at Memorial Sloan Kettering Cancer Center to monitor response to immunotherapy in advanced melanoma patients using our PCM platform.

•                  Two sets of clinical study results were presented at the 2015 Gastrointestinal Cancer Symposium supporting the potential utility of our PCM platform in colorectal and pancreatic cancer patients. Results demonstrated the ability of our PCM platform to detect and quantitate KRAS mutations at diagnosis and longitudinally in ctDNA obtained from colorectal and pancreatic cancer patients. We also showed data demonstrating that our proprietary KRAS assay may allow physicians to determine mutational status, monitor treatment response, and use genomics to aid in predicting patient prognosis.

•                  Clinical study results were presented by Hatim Husain, M.D., from the University of California, San Diego Moores Cancer Center at the 2015 European Lung Cancer Conference.  In that study, our urinary ctDNA assay identified 100% of tissue biopsy confirmed EGFR T790M mutations (n=10) in metastatic lung cancer patients.  Our assay also detected T790M mutations in three subjects that Dr. Husain speculated may have been tissue biopsy false negatives.  In addition, data from the study suggest that our assay may be capable of detecting cancer progression earlier than standard imaging and may be useful in determining patient response to novel EGFR T790M inhibitors

•                  Two sets of clinical study results and one set of analytical data were presented at the 2015 American Association for Cancer Research (AACR) Annual Meeting that demonstrated potential clinical utilities and advantages of our PCM platform. Our liquid biopsy technology features single molecule sensitivity and the ability to obtain significantly more ctDNA from urine samples vs. plasma.

•                  Clinical results from the PREDICTORS 4 trial were presented by Jack Cuzick, Ph.D., Director, Wolfson Institute of Preventive Medicine and Head, Centre dor Cancer Prevention at Queen Mary University of London at the European Research Organization on Genital Infection and Neoplasia (EUROGIN) 2015 Contress.  Based on our analysis of more than 500 samples, the results showed high sensitivity (>90%) for our non-invasive, urine-based HPV assay for the detection of high-risk human papillomavirus (HPV) types and cervical intraepithelial neoplasia (CIN) Grade 2 or higher lesions.

Our product development and commercialization efforts are in their early stages, and we cannot make estimates of the costs or the time our development efforts will take to complete, or the timing and amount of revenues related to the sale of our tests or our diagnostic services and revenues related to our license agreements.  The risk of completion of any program is high because of the many uncertainties involved in bringing new diagnostic products to market including the long duration of clinical testing, the specific performance of proposed products under stringent clinical trial protocols and/or CLIA requirements, the extended regulatory approval and review cycles, our ability to raise additional capital, the nature and timing of research and development expenses, and competing technologies being developed by organizations with significantly greater resources..

Company Information

We were incorporated in the State of Florida on April 26, 2002. On July 2, 2004, we acquired Xenomics, a California corporation, which was in business to develop and commercialize urine-based molecular diagnostics technology. In 2007, we changed our fiscal year end from January 31 to December 31 and in January 2010, we re-domesticated our state of incorporation from Florida to Delaware and our name was changed to Trovagene, Inc. Our principal executive offices are located at 11055 Flintkote Avenue, Suite A, San Diego, CA 92121, and our telephone number is 858-952-7570.  Our website address is www.trovagene.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Common stock offered	shares

Underwriters’ overallotment option	shares

Common stock to be outstanding after this offering	shares

Use of proceeds	We intend to use the net proceeds from this offering to fund our research and development activities and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-20.

Risk factors

See “Risk Factors” beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2014, on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

NASDAQ Capital Market symbol	“TROV”

Unless we indicate otherwise, all information in this prospectus supplement is based on 24,917,810 shares of common stock outstanding as of July 15, 2015 and excludes as of that date:

•                  63,125 shares of common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock;

•                  5,893,597 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $5.21 per share;

•                  5,663,242 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.89 per share; and

•                  2,563,332 shares of common stock reserved for future grants and awards under our stock incentive plans.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their overallotment option.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described under “Risk Factors” in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by any other document that we subsequently file with the Securities Exchange Commission, or SEC, and that is incorporated by reference into this prospectus supplement, as well as the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock.  Our business, financial condition, operating results and prospects are subject to the following material risks. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

Risks Related to Our Business

We are a development stage company and we may never earn a profit.

We are a development stage company and have incurred losses since we were formed.  As of March 31, 2015 and December 31, 2014, we have an accumulated total deficit of approximately $88.6 million and $81.4 million, respectively.  For the three months ended March 31, 2015 and the fiscal year ended December 31, 2014, we had a net loss and comprehensive loss attributable to common stockholders of approximately $7.2 million and $14.3 million, respectively.  To date, we have experienced negative cash flow from development of our cell-free molecular diagnostic technology.  Revenue generated from operations is largely due to licensing, milestone and royalty income. We also generated an immaterial amount of revenue from fees for diagnostic services during the quarter ended March 31, 2015. However, we expect to incur substantial net losses for the foreseeable future to further develop and commercialize our cell-free molecular diagnostic technology.  We cannot predict the extent of these future net losses, or when we may attain profitability, if at all.  If we are unable to generate significant revenue from our cell-free molecular diagnostic technology or attain profitability, we will not be able to sustain operations.

Because of the numerous risks and uncertainties associated with further development and commercialization of our cell-free molecular diagnostic technology and any future tests, we are unable to predict the extent of any future losses or when we will become profitable, if ever.  We may never become profitable and you may never receive a return on an investment in our common stock.  An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in the development and commercialization of tests in the medical diagnostic industry.  We may never successfully commercialize our cell-free molecular diagnostic technology or any future tests, and our business may fail.

We will need to raise substantial additional capital to commercialize our cell-free molecular diagnostic technology, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development programs or collaboration efforts.

As of March 31, 2015, our cash balance was approximately $44.0 million and our working capital was approximately $39.2 million.  Due to our recurring losses from operations and the expectation that we will continue to incur losses in the future, we will be required to raise additional capital to complete the development and commercialization of our current product candidates.  This amount will be sufficient to launch our products in the marketplace currently under development as LDTs.  We have historically relied upon private and public sales of our equity to fund our operations.  We currently have a $15.0 million loan payable.  When we seek additional capital, we may seek to sell additional equity and/or debt securities or to obtain a credit facility, which we may not be able to do on favorable terms, or at all.  Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment.  If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our Loan and Security Agreement with Oxford Finance LLC, or Oxford, and Silicon Valley Bank, or SVB, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay the outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation.  The occurrence of any of these events could cause a significant adverse impact on our business, prospects and stock price.

We have entered into a Loan and Security Agreement with Oxford and SVB for a term loan of $15 million.  The term loan is secured by all of our assets, other than intellectual property.  The Loan and Security Agreement contains affirmative and negative covenants that, among other things, restrict our ability to:

•                  incur additional indebtedness or guarantees;

•                  incur liens;

•                  make investments, loans and acquisitions;

•                  consolidate or merge;

•                  sell or assign any part of our business or property;

•                  engage in transactions with affiliates; and

•                  pay dividends.

The Loan and Security Agreement also includes events of default, including, among other things, payment defaults; breaches of representations, warranties or covenants; certain insolvency events; and the occurrence of certain material adverse changes.  Upon the occurrence of an event of default and following any cure periods (if applicable), a default interest rate of an additional 5.0% per annum may be applied to the outstanding loan balances, and the lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan and Security Agreement.

These terms of the Loan and Security Agreement could prevent us from taking certain actions without the consent of our lenders and, if an event of default should occur, we could be required to immediately repay the outstanding indebtedness.  If we are unable to repay this debt, the lenders would be able to foreclose on the secured collateral, including our cash accounts, and take other remedies permitted under the Loan and Security Agreement.  Even if we are able to repay the indebtedness on an event of default, the repayment of these sums may significantly reduce our working capital and impair our ability to operate as planned.  The occurrence of any of these events could cause a significant adverse impact on our business, prospects and stock price.

Our ability to successfully commercialize our technology will depend largely upon the extent to which third-party payors reimburse our tests.

Physicians and patients may decide not to order our products unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid pay a substantial portion of the test price.

Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that our product candidates are:

•                                          not experimental or investigational;

•                                          effective;

•                                          medically necessary;

•                                          appropriate for the specific patient;

•                                          cost-effective;

•                                          supported by peer-reviewed publications; and

•                                          included in clinical practice guidelines.

Market acceptance, sales of products based upon our cell-free molecular diagnostic technology, and our profitability may depend on reimbursement policies and health care reform measures.  Several entities conduct technology assessments of medical tests and devices and provide the results of their assessments for informational purposes to other parties.  These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a test or procedure.  The levels at which government authorities and third-party payors, such as private health insurers and health maintenance organizations, may reimburse the price patients pay for such products could affect whether we are able to commercialize our products.  Our product candidates may receive negative assessments that may impact our ability to receive reimbursement of the test.  Since each payor makes its own decision as to whether to establish a policy to reimburse our test, seeking these approvals may be a time-consuming and costly process.  We cannot be sure that reimbursement in the U.S. or elsewhere will be available for any of our products in the future.  If reimbursement is not available or is limited, we may not be able to commercialize our products.

If we are unable to obtain reimbursement approval from commercial third-party payors and Medicare and Medicaid programs for our product candidates, or if the amount reimbursed is inadequate, our ability to generate revenues could be limited.  During the quarter ended March 31, 2015, we generated minimal revenue from reimbursement from commercial third-party payors for our diagnostic services. However, this may not continue due to the reasons discussed above, and insurers may withdraw their coverage policies or cancel their contracts with us at any time, stop paying for our test or reduce the payment rate for our test, which would reduce our revenue.  Moreover, we may depend upon a limited number of third-party payors for a significant portion of our test revenues and if these or other third-party payors stop providing reimbursement or decrease the amount of reimbursement for our test, our revenues could decline.

Our business could be adversely impacted by adoption of new coding for molecular genetic tests.

Reimbursement for our diagnostic services, through the use of our LDTs, is currently available under the current procedural terminology codes, or CPT codes. If we decide to market our products as a diagnostic kit rather than a LDT, our products would be subject to FDA regulation as a medical device. If our diagnostic kit were commercially available today, reimbursement would be available under the CPT codes for molecular-based testing.  The American Medical Association CPT® Editorial Panel is continuing its process of establishing analyte specific billing codes to replace codes that describe procedures used in performing molecular testing.  The adoption of analyte specific codes will allow payers to better determine tests being performed.  This could lead to limited coverage decisions or payment denials.

The commercial success of our product candidates will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community and on our ability to successfully market our product candidates.

We are in the early stages of commercializing our cell-free molecular diagnostic technology as an LDT. However, the use of our cell-free molecular diagnostic technology has never been commercialized for any specific indication.   Even if approved for sale by the appropriate regulatory authorities, physicians may not order diagnostic tests based upon our cell-free molecular diagnostic technology, in which event we may be unable to generate significant revenue or become profitable.  Acceptance of our cell-free molecular diagnostic technology will depend on a number of factors including:

•                                          acceptance of products based upon our cell-free molecular diagnostic technology by physicians and patients;

•                                          successful integration into clinical practice;

•                                          adequate reimbursement by third parties;

•                                          cost effectiveness;

•                                          potential advantages over alternative treatments; and

•                                          relative convenience and ease of administration.

We will need to make leading physicians aware of the benefits of tests using our technology through published papers, presentations at scientific conferences and favorable results from our clinical studies.  In addition, we will need to gain support from thought leaders who believe that testing a urine specimen for these molecular markers will provide superior performance.  Ideally, we will need these individuals to publish support papers and articles which will be necessary to gain acceptance of our products.  There is no guarantee that we will be able to obtain this support.  Our failure to be successful in these efforts would make it difficult for us to convince medical practitioners to order cell-free molecular diagnostic tests for their patients and consequently our revenue and profitability will be limited.

We currently have limited experience in marketing products.  If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, we may not be able to generate product revenue.

We have limited experience in marketing products.  We intend to continue to develop our in-house marketing organization and sales force, which will require significant capital expenditures, management resources and time.  We will have to compete with other molecular diagnostic companies to recruit, hire, train and retain marketing and sales personnel.

If we are unable to further grow our internal sales, marketing and distribution capabilities, we will pursue collaborative arrangements regarding the sales and marketing of our product candidates or future products, however, we may not be able to establish or maintain such collaborative arrangements, or if we are able to do so, they may not have effective sales forces.  Any revenue we receive will depend upon the efforts of such third parties, which may not be successful.  We may have little or no control over the marketing and sales efforts of such third parties and our revenue from product sales may be lower than if we had commercialized our product candidates ourselves.  We also face competition in our search for third parties to assist us with the sales and marketing efforts of our product candidates.

If our potential medical diagnostic tests are unable to compete effectively with current and future medical diagnostic tests targeting similar markets as our product candidates, our commercial opportunities will be reduced or eliminated.

The medical diagnostic industry is intensely competitive and characterized by rapid technological progress.  In each of our potential product areas, we face significant competition from large biotechnology, medical diagnostic and other companies.  The technologies associated with the molecular diagnostics industry are evolving rapidly and there is intense competition within such industry.  Certain molecular diagnostics companies have established technologies that may be competitive to our product candidates and any future tests that we develop.  Some of these tests may use different approaches or means to obtain diagnostic results, which could be more effective or less expensive than our tests for similar indications.  Moreover, these and other future competitors have or may have considerably greater resources than we do in terms of technology, sales, marketing, commercialization and capital resources.  These competitors may have substantial advantages over us in terms of research and development expertise, experience in clinical studies, experience in regulatory issues, brand name exposure and expertise in sales and marketing as well as in operating central laboratory services.  Many of these organizations have financial, marketing and human resources greater than ours; therefore, there can be no assurance that we can successfully compete with present or potential competitors or that such competition will not have a materially adverse effect on our business, financial position or results of operations.

Since our cell-free molecular diagnostic technology is under development, we cannot predict the relative competitive position of any product based upon our cell-free molecular diagnostic technology.  However, we expect that the following factors will determine our ability to compete effectively: safety and efficacy; product price; turnaround time; ease of administration; performance; reimbursement; and marketing and sales capability.

We believe that many of our competitors spend significantly more on research and development-related activities than we do.  Our competitors may discover new diagnostic tools or develop existing technologies to compete with our cell-free molecular diagnostic technology.  Our commercial opportunities will be reduced or eliminated if these competing products are more effective, are more convenient or are less expensive than our product candidates.

Our failure to obtain human urine samples from medical institutions for our clinical studies will adversely impact the development of our cell-free molecular diagnostic technology.

We will need to establish relationships with medical institutions in order to obtain urine specimens from patients who are testing positive for a relevant infectious disease or from patients that have been diagnosed with solid tumors.  We must obtain a sufficient number in order to statistically prove the equivalency of the performance of our assays versus existing assays that are already on the market.

Cell-free nucleic acids in urine are stable at room temperature for extended periods of time with the addition of a simple preservative.  Successful implementation of our cell-free nucleic acid technology in molecular testing is closely linked to the availability of techniques and procedures for cell-free nucleic acid preservation, purification, and analysis.  In the event urine specimens are not adequately preserved, improperly stored, or contaminated, we may be delayed in pursuing our clinical studies, and we may incur additional costs associated with procuring new human urine samples.

If our clinical studies do not prove the superiority of our technologies and demonstrate clinical utility of our technology, we may never sell our product candidates and services.

The results of our clinical studies may not show that tests using our cell-free molecular diagnostic technology are superior to existing testing methods and demonstrate clinical utility.  In that event, we will have to devote significant financial and other resources to further research and development, and commercialization of tests using our technologies will be delayed or may never occur.  Our earlier clinical studies were small and included samples from high-risk patients.  The results from these earlier studies may not be representative of the results we obtain from any future studies, including our next two clinical studies, which will include substantially more samples and a larger percentage of normal-risk patients.

We have limited experience in establishing strong business relationships with leading clinical reference laboratories to perform cell-free molecular diagnostic tests using our technologies which could limit our revenue growth.

A key step in our strategy is to sell diagnostic products that use our proprietary technologies to leading clinical reference laboratories that will perform cell-free molecular diagnostic tests.  We have limited experience in establishing these business relationships.  If we are unable to establish and maintain these business relationships, we will have limited ability to obtain revenues beyond the revenue we can generate from our limited in-house capacity to process tests.

We depend upon our officers, and if we are not able to retain them or recruit additional qualified personnel, the commercialization of our product candidates and any future tests that we develop could be delayed or negatively impacted.

Our success is largely dependent upon the continued contributions of our officers such as Dr. Antonius Schuh, Chief Executive Officer.  Our success also depends in part on our ability to attract and retain highly qualified scientific, commercial and administrative personnel.  In order to pursue our test development and commercialization strategies, we will need to attract and hire, or engage as consultants, additional personnel with specialized experience in a number of disciplines, including assay development, bioinformatics and statistics, laboratory and clinical operations, clinical affairs and studies, government regulation, sales and marketing, billing and reimbursement and information systems.  There is intense competition for personnel in the fields in which we operate.  If we are unable to attract new employees and retain existing employees, the development and commercialization of our product candidates and any future tests could be delayed or negatively impacted.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

We are a small company with 47 full-time employees as of June 16, 2015.  Future growth will impose significant added responsibilities on members of management, including the need to identify, attract, retain, motivate and integrate highly skilled personnel.  We may increase the number of employees in the future depending on the progress of our development of cell-free molecular diagnostic technology.  Our future financial performance and our ability to commercialize cell-free molecular diagnostic tests and to compete effectively will depend, in part, on our ability to manage any future growth effectively.  To that end, we must be able to:

•                                          manage our clinical studies effectively;

•                                          integrate additional management, administrative, manufacturing and regulatory personnel;

•                                          maintain sufficient administrative, accounting and management information systems and controls; and

•                                          hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our financial results.

If we do not receive regulatory approvals, we may not be able to develop and commercialize our cell-free molecular diagnostic technology.

We may need approval from the FDA to market products based on our cell-free molecular diagnostic technology for diagnostic uses in the United States and approvals from foreign regulatory authorities to market products on our cell-free molecular diagnostic technology outside the United States.  We have not yet filed an application with the FDA to obtain approval to market any of our proposed products.  If we fail to obtain regulatory approval for the marketing of products based on our cell-free molecular diagnostic technology, we will be unable to sell such product candidates and will not be able to sustain operations.

We believe the estimated molecular diagnostics market for many diseases in Europe is approximately as large as that of the United States.  If we seek to market products or services such as a urine-based HPV HR Detection test in Europe, we need to receive a CE Mark.  If we do not obtain a CE Mark for our urine-based HPV HR Detection test, we will be unable to sell this product in Europe and countries that recognize the CE Mark.

The regulatory review and approval process, which may include evaluation of preclinical studies and clinical studies of product candidates based on our cell-free molecular diagnostic technology, as well as the evaluation of manufacturing processes and contract manufacturers’ facilities, is lengthy, expensive and uncertain.  Securing regulatory approval for products based upon our cell-free molecular diagnostic technology may require the submission of extensive preclinical and clinical data and supporting information to regulatory authorities to establish such product candidates’ safety and effectiveness for each indication.  We have limited experience in filing and pursuing applications necessary to gain regulatory approvals.

Regulatory authorities generally have substantial discretion in the approval process and may either refuse to accept an application, or may decide after review of an application that the data submitted is insufficient to allow approval of any product based upon our cell-free molecular diagnostic technology.  If regulatory authorities do not accept or approve our applications, they may require that we conduct additional clinical, preclinical or manufacturing studies and submit that data before regulatory authorities will reconsider such application.  We may need to expend substantial resources to conduct further studies to obtain data that regulatory authorities believe is sufficient.  Depending on the extent of these studies, approval of applications may be delayed by several years, or may require us to expend more resources than we may have available.  It is also possible that additional studies may not suffice to make applications approvable.  If any of these outcomes occur, we may be forced to abandon our applications for approval, which might cause us to cease operations.

If we do not comply with governmental regulations applicable to our CLIA-certified laboratory, we may not be able to continue our operations.

The establishment and operation of our laboratory is subject to regulation by numerous federal, state and local governmental authorities in the United States.  The laboratory holds a CLIA certificate of compliance and is licensed by every state (other than the State of New York) and the District of Columbia, as required, which enables us to provide testing services to residents of almost every state.  Failure to comply with state regulations or changes in state regulatory requirements could result in a substantial curtailment or even prohibition of the operations of our laboratory and could have a material adverse effect on our business.  CLIA is a federal law that regulates clinical laboratories that perform testing on human specimens for the purpose of providing information for the diagnosis, prevention or treatment of disease.  To renew CLIA certification, laboratories are subject to survey and inspection every two years.  Moreover, CLIA inspectors may make unannounced inspections of these laboratories.  If we were to lose our CLIA certification or our state licenses, whether as a result of a revocation, suspension or limitation, we would no longer be able to continue our testing operations which would have a material adverse effect on our business.  Potential sanctions for violations of these statutes and regulations also include significant fines, the suspension or loss of various licenses, certificates and authorizations, or product suspension or recalls.

Changes in healthcare policy could subject us to additional regulatory requirements that may delay the commercialization of our tests and increase our costs.

The U.S. government and other governments have shown significant interest in pursuing healthcare reform.  Any government-adopted reform measures could adversely impact the pricing of our diagnostic products and tests in the United States or internationally and the amount of reimbursement available from governmental agencies or other third party payors.  The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payors of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products and services which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to healthcare availability, methods of delivery or payment for products and services, or sales, marketing or pricing, may limit our potential revenue, and we may need to revise our research and development programs.  The pricing and reimbursement environment may change in the future and become more challenging due to several reasons, including policies advanced by the current executive administration in the United States, new healthcare legislation or fiscal challenges faced by government health administration authorities.  Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably.

For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or PPACA, has substantially changed the way health care is financed by both government health plans and private insurers.  The PPACA contains a number of provisions that are expected to impact our business and operations in ways that may negatively affect our potential revenues in the future.  While it is too early to predict all the specific effects the PPACA or any future healthcare reform legislation will have on our business, they could have a material adverse effect on our business and financial condition.

In September 2007, the Food and Drug Administration Amendments Act of 2007 was enacted, giving the FDA enhanced post-marketing authority, including the authority to require post-marketing studies and clinical studies, labeling changes based on new safety information, and compliance with risk evaluations and mitigation strategies approved by the FDA.  The FDA’s exercise of this authority could result in delays or increased costs during product development, clinical studies and regulatory review, increased costs to assure compliance with post-approval regulatory requirements, and potential restrictions on the sale and/or distribution of approved products.

If the FDA were to begin regulating LDTs, or if we decide to market our products as a medical device rather than a LDT, we could be forced to delay commercialization of our current product candidates, experience significant delays in commercializing any future tests, incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval and/or experience decreased demand for or reimbursement of our test.

We intend to develop products that are considered to be medical devices and are subject to federal regulations including those covering Quality System Regulations, or QSR, and Medical Device Reporting, or MDR.

The QSR includes requirements related to the methods used in and the facilities and controls used for designing, purchasing, manufacturing, packaging, labeling, storing, installing and servicing of medical devices.  Manufacturing facilities undergo FDA inspections to assure compliance with the QS requirements.  The quality systems for FDA-regulated products are known as current good manufacturing practices, or cGMPs, as described in the Code of Federal Regulations, part 820 (21 CFR part 820).  Among the cGMP requirements are those requiring manufacturers to have sufficient appropriate personnel to implement required design controls and other portions of the QSR guidelines.

Design controls include procedures that describe the product design requirements (design goals) and compare actual output to these requirements, including documented Design Reviews.  Required Design History Files for each device will document the records necessary to demonstrate that the design was developed in accordance with the approved design plan and the requirements of the QSRs.

QSRs also include stipulation for control of all documents used in design and production, including history of any changes made.  Production and process controls include stipulations to ensure products are in fact produced as specified by controlled documents resulting from the controlled design phase, using products and services purchased under controlled purchasing procedures.

Incidents in which a device may have caused or contributed to a death or serious injury must be reported to FDA under the MDR program.  In addition, certain malfunctions must also be reported.  The MDR regulation is a mechanism for FDA and manufacturers to identify and monitor significant adverse events involving medical devices.  The goals of the regulation are to detect and correct problems in a timely manner.

We may be required to participate in MDR through two routes.  As a manufacturer of products for sale within the United States, we would be required to report to the FDA any deaths, serious injuries and malfunctions, and events requiring remedial action to prevent an unreasonable risk of substantial harm to the public health.  Our CLIA laboratory offering services for sale is already currently required to report suspected medical device related deaths to both the FDA and the relevant manufacturers of products we purchase and use.

Clinical laboratory tests like our current product offerings are regulated in the United States under CLIA as well as by applicable state laws.  Diagnostic kits that are sold and distributed through interstate commerce are regulated as medical devices by the FDA.  Clinical laboratory tests that are developed and validated by a laboratory for its own use are called LDTs.  Most LDTs currently are not subject to FDA regulation, although reagents or software provided by third parties and used to perform LDTs may be subject to regulation.  We expect that, upon the commencement of commercialization, our product candidates will be an LDT and not a diagnostic kit.  As a result, we believe that our product candidates should not be subject to regulation under current FDA policies, however it may be subject to such regulation in the future.  Further, if we decide to market our products as a diagnostic kit rather than a LDT, our products would be subject to FDA regulation as a medical device.  The container we expect to provide for collection and transport of tumor samples from a pathology laboratory to our clinical reference laboratory may be a medical device subject to FDA regulation and while we expect that it will be exempt from pre-market review by FDA, there is no certainty in that respect.

We cannot provide any assurance that FDA regulation, including pre-market review, will not be required in the future for our LDT product candidates, either through new policies adopted by the FDA or new legislation enacted by Congress.  It is possible that legislation will be enacted into law and may result in increased regulatory burdens for us to offer or continue to offer our product as a clinical laboratory service.

If pre-market review is required, our business could be negatively impacted until such review is completed and clearance to market or approval is obtained, and the FDA could require that we stop selling.  If pre-market review of our LDTs is required by the FDA, our product offerings may not be cleared or approved on a timely basis, if at all.  Ongoing compliance with FDA regulations, such as the Quality System Regulation and Medical Device Reporting, would increase the cost of conducting our business, and subject us to inspection by the FDA and to the requirements of the FDA and penalties for failure to comply with these requirements.  We may also decide voluntarily to pursue FDA pre-market review of our product offerings if we determine that doing so would be appropriate.  Some competitors may develop competing tests cleared for marketing by the FDA.  There may be a marketing differentiation or perception that an FDA-cleared test is more desirable than our product offerings, and that could discourage adoption and reimbursement of our test.

We may be required to conduct clinical studies and we may find it difficult to enroll patients in such clinical studies, which could delay or prevent clinical studies of our product candidates.

If the FDA decides to regulate our LDTs, it may require that we conduct extensive pre-market clinical studies prior to submitting a regulatory application for commercial sales.  If we are required to conduct pre-market clinical studies, whether using retrospectively collected and banked samples or prospectively collected samples, delays in the commencement or completion of clinical studies could significantly increase our test development costs and delay commercialization.  Many of the factors that may cause or lead to a delay in the commencement or completion of clinical studies may also ultimately lead to delay or denial of regulatory clearance or approval.  The commencement and completion of clinical trials may be delayed by factors such as unforeseen safety issues, lack of effectiveness during clinical trials, inability to monitor patients adequately during or after testing, and slower than expected rates of patient recruitment.

Insufficient patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the clinical trial.  We may find it necessary to engage contract research organizations to perform data collection and analysis and other aspects of our clinical studies, which might increase the cost of the studies.  We will also depend on clinical investigators, medical institutions and contract research organizations to perform the studies properly.  If these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality, completeness or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, FDA requirements or for other reasons, our clinical studies may have to be extended, delayed or terminated.  Many of these factors would be beyond our control.  We may not be able to enter into replacement arrangements without undue delays or considerable expenditures.  If there are delays in testing as a result of the failure to perform by third parties, our research and development costs would increase, and we may not be able to obtain regulatory clearance or approval for our test.  In addition, we may not be able to establish or maintain relationships with these parties on favorable terms, if at all.  Each of these outcomes would harm our ability to market our test, or to become profitable.

In addition, in the event we are required to conduct clinical trials, it may be very expensive and difficult to design and implement due to the rigorous regulatory requirements to which clinical trials are subjected.  Clinical trials are also time consuming, and we would be unable to provide certainty regarding when we might complete the clinical trial process.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We rely on patent protection as well as a combination of trademark, copyright and trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage.  If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us.

Our currently pending or future patent applications may not result in issued patents and any patents issued to us may be challenged, invalidated or held unenforceable.  We may not be successful in defending challenges made in connection with our patents and patent applications.

In addition to our patents, we rely on contractual restrictions to protect our proprietary technology.  We require our employees and third parties to sign confidentiality agreements and employees to also sign agreements assigning to us all intellectual property arising from their work for us.  Nevertheless, these measures may not be effective in protecting our intellectual property rights.

The patents issued to us may not be broad enough to provide any meaningful protection one or more of our competitors may develop more effective technologies, designs or methods without infringing our intellectual property rights and one or more of our competitors may design around our proprietary technologies.

If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products.  We own certain patents relating to our cell-free molecular diagnostic technology.  However, these patents may not protect us against our competitors, and patent litigation is very expensive.  We may not have sufficient cash available to pursue any patent litigation to its conclusion because other than revenue from licensing, milestone and royalty income we currently generate only minimal revenue from our diagnostic services.

We cannot rely solely on our current patents to be successful.  The standards that the U.S.  Patent and Trademark Office and foreign patent office’s use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop.  As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries.  In some instances, patents have been issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, which will be provided by our patents if we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license.  In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain.  Any patents which are issued may not contain claims that will permit us to stop competitors from using similar technology.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our cell-free molecular diagnostic technology.

Third parties may challenge the validity of our patents and other intellectual property rights, resulting in costly litigation or other time-consuming and expensive proceedings, which could deprive us of valuable rights.  If we become involved in any intellectual property litigation, interference or other judicial or administrative proceedings, we will incur substantial expenses and the diversion of financial resources and technical and management personnel.  An adverse determination may subject us to significant liabilities or require us to seek licenses that may not be available from third parties on commercially favorable terms, if at all.  Further, if such claims are proven valid, through litigation or otherwise, we may be required to pay substantial financial damages, which can be tripled if the infringement is deemed willful, or be required to discontinue or significantly delay development, marketing, selling and licensing of the affected products and intellectual property rights.  In our European patent that covers using microRNAs to detect in vivo cell death, an anonymous third party has recently filed an opposition against the claims in the patent.  Oppositions against the patentability of claims in a European patent are considered by a panel of examiners at the European Patent Office, and we are considering the full range of options available for defending against the opposition.

Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours.  Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies.  There may be third-party patents, patent applications and other intellectual property relevant to our potential products that may block or compete with our products or processes.  If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States.  The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.  In addition, we may not prevail in any of these suits or that the damages or other remedies if any, awarded against us could be substantial.  Claims of intellectual property infringement may require us to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all.  We may also become subject to injunctions against the further development and use of our technology, which would have a material adverse effect on our business, financial condition and results of operations.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources.  In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

The testing, manufacturing and marketing of medical diagnostic devices entails an inherent risk of product liability and personal injury claims.

To date, we have experienced no product liability or personal injury claims, but any such claims arising in the future could have a material adverse effect on our business, financial condition and results of operations.  Potential product liability or personal injury claims may exceed the amount of our insurance coverage or may be excluded from coverage under the terms of our policy or limited by other claims under our umbrella insurance policy.  Additionally, our existing insurance may not be renewed by us at a cost and level of coverage comparable to that presently in effect, if at all.  In the event that we are held liable for a claim against which we are not insured or for damages exceeding the limits of our insurance coverage, such claim could have a material adverse effect on our cash flow and thus potentially a materially adverse effect on our business, financial condition and results of operations.

All of our diagnostic technology and services are performed at a single laboratory, and in the event this facility was to be affected by a termination of the lease or a man-made or natural disaster, our operations could be severely impaired.

We are performing all of our diagnostic services in our laboratory located in San Diego, California.  Despite precautions taken by us, any future natural or man-made disaster at this laboratory, such as a fire, earthquake or terrorist activity, could cause substantial delays in our operations, damage or destroy our equipment and urine samples or cause us to incur additional expenses.

In addition, we are leasing the facilities where our lab operates.  We are currently in compliance with all and any lease obligations, but should the lease terminate for any reason, or if at any time the lab is moved due to conditions outside our control, it could cause substantial delay in our diagnostics operations, damage or destroy our equipment and biological samples or cause us to incur additional expenses.  In the event of an extended shutdown of our laboratory, we may be unable to perform our services in a timely manner or at all and therefore would be unable to operate in a commercially competitive manner.  This could harm our operating results and financial condition.

Further, if we have to use a substitute laboratory while our facility was shut down, we could only use another facility with established state licensure and accreditation under CLIA.  We may not be able to find another CLIA-certified facility and comply with applicable procedures, or find any such laboratory that would be willing to perform the tests for us on commercially reasonable terms.  Additionally, any new laboratory opened by us would be subject to certification under CLIA and licensure by various states, which would take a significant amount of time and result in delays in our ability to continue our personalized medicine services operations.

We are subject to the data privacy, security and breach notification requirements of HIPAA, HITECH and other data privacy and security laws, and the failure to comply with these rules, or allegations that we have failed to do so, could result in civil or criminal sanctions.

Numerous federal and state laws and regulations, including the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and the Health Information Technology for Economic and Clinical Health Act, as amended, or HITECH, govern the collection, dissemination, security, use and confidentiality of patient-identifiable health information. As required by HIPAA, the United States Department of Health and Human Services, or HHS, has adopted standards to protect the privacy and security of this health-related information. The HIPAA privacy regulations contain detailed requirements concerning the use and disclosure of individually identifiable health information and the grant of certain rights to patients with respect to such information by “covered entities.” Because of our CLIA laboratory we are a covered entity under HIPAA. We have taken actions to comply with the HIPAA privacy regulations including the creation and implementation of policies and procedures, staff training, execution of HIPAA-compliant contractual arrangements with certain service providers and various other measures. Although we believe we are in substantial compliance, ongoing implementation and oversight of these measures involves significant time, effort and expense.

In addition to the privacy requirements, HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health-related information received, maintained, or transmitted by covered entities or their business associates. Although we have taken actions in an effort to be in compliance with these security regulations, a security incident that bypasses our information security systems causing an information security breach, loss of protected health information, or PHI, or other data subject to privacy laws or a material disruption of our operational systems could have a material adverse effect on our business, along with fines. Furthermore, ongoing implementation and oversight of these security measures involves significant time, effort and expense.

Further, HITECH, as implemented in part by an omnibus final rule published in the Federal Register on January 25, 2013, further requires that patients be notified of any impermissible acquisition, access, use, or disclosure of their unsecured PHI that compromises the privacy or security of such information. HHS has established the presumption that all impermissible uses or disclosures of unsecured PHI constitute breaches unless the covered entity or business associate establishes affirmatively through a risk analysis that there is a low probability the information has been compromised. HITECH and implementing regulations specify that such notifications must be made without unreasonable delay and in no case later than 60 calendar days after discovery of the breach. Breaches affecting 500 patients or more must be reported immediately to HHS, which will post the name of the breaching entity on its public website. Furthermore, breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS of such breaches at least annually. These breach notification requirements apply not only to impermissible disclosures of unsecured PHI to outside third parties but also to impermissible internal access to or use of such PHI. All breaches also require written notice to be sent to affected individuals.

The scope of the privacy and security requirements under HIPAA was substantially expanded by HITECH, which also increased penalties for violations. Currently, violations of the HIPAA privacy, security and breach notification standards may result in civil penalties ranging from $100 to $50,000 per violation, subject to a cap of $1,500,000 in the aggregate for violations of the same standard in a single calendar year. The amount of penalty that may be assessed depends, in part, upon the culpability of the applicable covered entity or business associate in committing the violation. HITECH also authorized state attorneys general to file suit on behalf of residents of their states. Applicable courts may be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. HITECH also mandates that the Secretary of HHS conduct periodic compliance audits of a cross-section of HIPAA covered entities and business associates. Every covered entity and business associate is subject to being audited, regardless of the entity’s compliance record.

State laws may impose more protective privacy restrictions related to health information and may afford individuals a private right of action with respect to the violation of such laws. Both state and federal laws are subject to modification or enhancement of privacy protection at any time. We are subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary and could impose additional requirements on us and more severe penalties for disclosures of health information. If we fail to comply with HIPAA, similar state laws or any new laws, including laws addressing data confidentiality, security or breach notification, we could incur substantial monetary penalties and substantial damage to our reputation.

States may also impose restrictions related to the confidentiality of personal information that is not considered PHI under HIPAA, including certain identifying information and financial information of our patients. These state laws may impose additional notification requirements in the event of a breach of such personal information. Failure to comply with such data confidentiality, security and breach notification laws may result in substantial monetary penalties.

HIPAA and HITECH also include standards for common healthcare electronic transactions and code sets, such as claims information, plan eligibility and payment information. Covered entities such as us (with our CLIA laboratory) are required to conform to such transaction set standards.

We may become subject to the Anti-Kickback Statute, Stark Law, FCA, Civil Monetary Penalties Law and may be subject to analogous provisions of applicable state laws and could face substantial penalties if we fail to comply with such laws.

There are several federal laws addressing fraud and abuse that apply to businesses that receive reimbursement from a federal health care program. There are also a number of similar state laws covering fraud and abuse with respect to, for example, private payors, self-pay and insurance. Currently, we receive a minimal amount of revenue related to reimbursement from private payors. However, we may in the future receive reimbursement from a federal health care program, or others. Accordingly, our business could become subject to federal fraud and abuse laws, such as the Anti-Kickback Statute, the Stark Law, the False Claims Act, the Civil Monetary Penalties Law and other similar laws. Moreover, we may already be subject to similar state laws. We intend to operate our business, and believe we do operate our business, in compliance with these laws. However, these laws are subject to modification and changes in interpretation, and are enforced by authorities vested with broad discretion. Federal and state enforcement entities have significantly increased their scrutiny of healthcare companies and providers which has led to investigations, prosecutions, convictions and large settlements. We continually monitor developments in this area. If these laws are interpreted in a manner contrary to our interpretation or are reinterpreted or amended, or if new legislation is enacted with respect to healthcare fraud and abuse, illegal remuneration, or similar issues, we may be required to restructure our affected operations to maintain compliance with applicable law. There can be no assurances that any such restructuring will be possible or, if possible, would not have a material adverse effect on our results of operations, financial position, or cash flows.

Anti-Kickback Statute

A federal law commonly referred to as the “Anti-Kickback Statute” prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration, directly or indirectly, in return for the referral of patients or arranging for the referral of patients, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered, in whole or in part, by a federal healthcare program such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value such as gifts, discounts, rebates, waiver of payments or providing anything at less than its fair market value. The PPACA amended the intent requirement of the Anti-Kickback Statute such that a person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate the statute. Further, the PPACA now provides that claims submitted in violation of the Anti-Kickback Statute constitute false or fraudulent claims for purposes of the federal False Claims Act, or FCA, including the failure to timely return an overpayment. Many states have adopted similar prohibitions against kickbacks and other practices that are intended to influence the purchase, lease or ordering of healthcare items and services reimbursed by a governmental health program or state Medicaid program. Some of these state prohibitions apply to remuneration for referrals of healthcare items or services reimbursed by any third-party payor, including commercial payors and self-pay patients.

Because we may accept funds from governmental health programs, we may become subject to the Anti-Kickback Statute. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, such as $25,000 per violation, and FCA liability. If in violation, we may be required to enter into a corporate integrity agreement, or CIA. Any such sanctions or obligations contained in a CIA could have a material adverse effect on our business, financial condition and results of operations.

Stark Law

Section 1877 of the Social Security Act, or the Stark Law, prohibits a physician from referring a patient to an entity for certain “designated health services” reimbursable by Medicare if the physician (or close family members) has a financial relationship with that entity, including an ownership or investment interest, a loan or debt relationship or a compensation relationship, unless an exception to the Stark Law is fully satisfied. The designated health services covered by the law include, among others, laboratory and imaging services. Some states have self-referral laws similar to the Stark Law for Medicaid claims and commercial claims.

Violation of the Stark Law may result in prohibition of payment for services rendered, a refund of any Medicare payments for services that resulted from an unlawful referral, $15,000 civil monetary penalties for specified infractions, criminal penalties, and potential exclusion from participation in government healthcare programs, and potential false claims liability. The repayment provisions in the Stark Law are not dependent on the parties having an improper intent; rather, the Stark Law is a strict liability statute and any violation is subject to repayment of all amounts arising out of tainted referrals. If physician self-referral laws are interpreted differently or if other legislative restrictions are issued, we could incur significant sanctions and loss of revenues, or we could have to change our arrangements and operations in a way that could have a material adverse effect on our business, prospects, damage to our reputation, results of operations and financial condition.

False Claims Act

The FCA prohibits providers from, among other things, (1) knowingly presenting or causing to be presented, claims for payments from the Medicare, Medicaid or other federal healthcare programs that are false or fraudulent; (2) knowingly making, using or causing to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the federal government; or (3) knowingly making, using or causing to be made or used, a false record or statement to avoid, decrease or conceal an obligation to pay money to the federal government. The “qui tam” or “whistleblower” provisions of the FCA allow private individuals to bring actions under the FCA on behalf of the government. These private parties are entitled to share in any amounts recovered by the government, and, as a result, the number of “whistleblower” lawsuits that have been filed against providers has increased significantly in recent years. Defendants found to be liable under the FCA may be required to pay three times the actual damages sustained by the government, plus civil penalties ranging between $5,500 and $11,000 for each separate false claim.

There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. The PPACA also provides that claims submitted in connection with patient referrals that result from violations of the Anti-Kickback Statute constitute false claims for the purpose of the FCA, and some courts have held that a violation of the Stark law can result in FCA liability, as well. In addition, a number of states have adopted their own false claims and whistleblower provisions whereby a private party may file a civil lawsuit in state court. We are required to provide information to our employees and certain contractors about state and federal false claims laws and whistleblower provisions and protections.

Civil Monetary Penalties Law

The Civil Monetary Penalties Law prohibits, among other things, the offering or giving of remuneration to a Medicare or Medicaid beneficiary that the person or entity knows or should know is likely to influence the beneficiary’s selection of a particular provider or supplier of items or services reimbursable by a federal or state healthcare program. This broad provision applies to many kinds of inducements or benefits provided to patients, including complimentary items, services or transportation that are of more than a nominal value. This law could affect how we have to structure our operations and activities.

Risks Related to Ownership of our Common Stock

If we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.  Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.  In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock.  As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock.  Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control.  The possible impact on takeover attempts could adversely affect the price of our common stock.  Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Series A Convertible Preferred Stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future.  Without the consent of the holders of the outstanding shares of Series A Convertible Preferred Stock we may not alter or change adversely the rights of the holders of the Series A Convertible Preferred Stock or increase the number of authorized shares of Series A Convertible Preferred Stock, create a class of stock which is senior to or on a parity with the Series A Convertible Preferred Stock, amend our certificate of incorporation in breach of these provisions or agree to any of the foregoing.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our ordinary shares historically has been, and we expect will continue to be, subject to significant fluctuations over short periods of time.  These fluctuations may be due to various factors, many of which are beyond our control, including:

•                                          technological innovations or new products and services by us or our competitors;

•                                          clinical trial results relating to our tests or those of our competitors;

•                                          announcements or press releases relating to the industry or to our own business or prospects;

•                                          coverage and reimbursement decisions by third party payors, such as Medicare and other managed care organizations;

•                                          regulation and oversight of our product candidates and services, including by the FDA, CMS and comparable ex-U.S. agency;

•                                          FDA, CMS and comparable ex-U.S. agency regulation and oversight of our products and services;

•                                          the establishment of partnerships with clinical reference laboratories;

•                                          health care legislation;

•                                          intellectual property disputes;

•                                          additions or departures of key personnel;

•                                          sales of our common stock;

•                                          our ability to integrate operations, technology, products and services;

•                                          our ability to execute our business plan;

•                                          operating results below expectations;

•                                          loss of any strategic relationship;

•                                          industry developments;

•                                          economic and other external factors; and

•                                          period-to-period fluctuations in our financial results.

In addition, market fluctuations, as well as general political and economic conditions could adversely affect the market price of our securities.  Because we are a development stage company with no revenue from operations to date, other than licensing, milestone and royalty income and a minimal amount from our diagnostic services, you should consider any one of these factors to be material.  Our stock price may fluctuate widely as a result of any of the foregoing.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

As of July 15, 2015, our directors, executive officers and principal stockholders, and their respective affiliates, beneficially own approximately 28.7% of our outstanding shares of common stock.  As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets.  In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company.  Accordingly, this concentration of ownership might harm the market price of our common stock by:

•                                          delaying, deferring or preventing a change in corporate control;

•                                          impeding a merger, consolidation, takeover or other business combination involving us; or

•                                          discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future.  Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on our common stock.  We expect that any income received from operations will be devoted to our future operations and growth.  We do not expect to pay cash dividends on our common stock in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.  In addition, under the terms of our Loan and Security Agreement, we are precluded from paying cash dividends without the prior written consent of the lenders, and the terms of the Series A Convertible Preferred Stock prohibit us from paying dividends to the holders of our common stock so long as any dividends due on the Series A Convertible Preferred Stock remain unpaid.  Investors in our common stock should not rely on an investment in our company if they require dividend income.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business.  We do not currently have and may never obtain research coverage by industry or financial analysts.  If no or few analysts commence coverage of us, the trading price of our stock would likely decrease.  Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline.  If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Delaware law and our corporate charter and bylaws will contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management.  For example, our board of directors have the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval.  The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock.  Our bylaws require that any stockholder proposals or nominations for election to our board of directors must meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law.  These provisions may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us.  These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

Our common stock is traded on The NASDAQ Capital Market and, despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  Finance transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock.  In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall.  Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  We may become involved in securities class action litigation that could divert management’s attention and harm our business.

We may be subject to stockholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common stock is characterized by significant price volatility, and we expect that our share price will continue to be at least as volatile for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  In addition, many companies have actions brought against them by stockholders relating to past transactions or other matters Any such actions could give rise to substantial damages, and thereby have a material adverse effect on our consolidated financial position, liquidity, or results of operations.  Even if an action is not resolved against us, the uncertainty and expense associated with stockholder actions could harm our business, financial condition and reputation.  Litigation can be costly, time-consuming and disruptive to business operations.  The defense of lawsuits could also result in diversion of our management’s time and attention away from business operations, which could harm our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934,  as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding:

•                  our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates;

•                  our liquidity and our expectations regarding our needs for and ability to raise additional capital; and

•                  the amount, and our expected uses, of the net proceeds of this offering.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, and the other information in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2014.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information.  Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the         shares of common stock we are offering will be approximately $     million, after deducting underwriting fees and estimated offering expenses payable by us, or approximately $    million if the underwriters exercise their over-allotment option in full.  We currently intend to use the net proceeds from this offering to fund our research and development activities and for working capital and other general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.  Pursuant to the terms of the Series A Convertible Preferred Stock, dividends cannot be paid to the holders of our common stock so long as any dividends due on the Series A Convertible Preferred Stock remain unpaid.  In addition, the terms of the Loan and Security Agreement with Oxford and SVB limit our ability to pay dividends without the consent of the lenders.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our net tangible book value, which consists of total tangible assets (total assets less intangible assets) less total liabilities. As of March 31, 2015, we had a historical net tangible book value of $23,562,675, or approximately $0.97 per share.

Purchasers participating in this offering will incur immediate, substantial dilution. After giving effect to the sale of          shares of our common stock in this offering at the public offering price of $    per share, and after deducting the underwriters’ discount and estimated offering expenses payable by us, our as adjusted net tangible book value per share of our common stock at March 31, 2015 would have been approximately $   million, or $     per share. This represents an immediate increase in net tangible book value per share of our common stock of approximately $    per share to existing stockholders and an immediate dilution of approximately $      per share to purchasers in this offering.   The following table illustrates this per share dilution:

Public offering price per share			$

Net tangible book value per share as of March 31, 2015		$0.97
Increase per share attributable to this offering	$

As adjusted net tangible book value per share as of March 31, 2015			$

Dilution in net tangible book value per share to new investors in this offering			$

If the underwriters exercise in full their option to purchase           additional shares of common stock at a public offering price of $     per share, after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2015 would have been approximately $    million or approximately $       per share of common stock. This represents an immediate increase in net tangible book value per share of approximately $    per share to existing stockholders, and an immediate dilution of approximately $      per share to investors participating in this offering.

The above discussion and table is based on 24,307,291 shares outstanding as of March 31, 2015 and excludes as of that date:

•              63,125  shares of common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock;

•              5,875,138 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $4.95 per share;

•              5,993,952 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.89 per share; and

•              297,832 shares of common stock reserved for future grants and awards under our stock incentive plans.

To the extent that any outstanding options or warrants are exercised, new options are issued under our stock incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co. and Leerink Partners LLC as the joint book—running managers. We have entered into a firm commitment underwriting agreement with Piper Jaffray, as representative of the several underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of common stock listed opposite their names below.

Underwriter	Number of Shares
Piper Jaffray & Co.
Leerink Partners LLC
Total

The underwriters have advised us that they propose to offer the common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $     per share. After the offering, these figures may be changed by the underwriters.

We have granted the underwriters an option to buy up to         additional shares of common stock from us to cover over—allotments, if any. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discount to be paid by the underwriters in connection with this offering, assuming both no exercise and full exercise of the over-allotment option:

	With Over- Allotment	With No Over- Allotment
Per Share	$	$
Total	$	$

We estimate that the total fees and expenses payable by us, excluding underwriting discount, will be approximately $     , which includes $100,000 that we have agreed to reimburse the underwriters for the fees incurred by them in connection with the offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, assigning, encumbering, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 90 days following the date of this prospectus supplement without the prior written consent of Piper Jaffray.

The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up provisions do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to the underwriters pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

The 90-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives the extension in writing.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “TROV.”

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over—allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker—dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time. The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on The NASDAQ Capital Market is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC, limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters and the underwriters may distribute prospectuses and prospectus supplements electronically.

From time to time in the ordinary course of its businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.  K&L Gates LLP, Irvine, California, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014 incorporated by reference into this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.trovagene.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•              Our Annual Report on from 10-K for the year ended December 31, 2014, filed with the SEC on March 12, 2015;

•              Our Current Reports on Form 8-K (or amendments thereto) filed with the SEC on January 6, 2015, January 7, 2015, January 8, 2015, January 12, 2015, January 20, 2015, January 21, 2015,  January 26, 2015, February 5, 2015, February 6, 2015, February 9, 2015, February 11, 2015, March 18, 2015, April 20, 2015, April 23, 2015, April 28, 2015, May 4, 2015, May 13, 2015, May 19, 2015, May 28, 2015, June 8, 2015, June 10, 2015,  June 29, 2015, July 6, 2015,  July 7, 2015 and July 8, 2015;

•              Our Quarterly Reports (or amendments thereto) on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 5, 2015;

•              The Schedule 14A filed with the SEC on April 20, 2015; and

•              The description of our common stock contained in our Form 8-A filed on May 23, 2012.

Any statements made in a document incorporated by reference in this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement in this prospectus supplement or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Requests for documents should be by writing to or telephoning us at the following address: Trovagene, Inc., 11055 Flintkote Avenue, Suite A, San Diego, CA 92121; (858) 952-7570. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

PROSPECTUS

TROVAGENE

$150,000,000 of

Common Stock,

Preferred Stock,

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, or units having an aggregate initial offering price not exceeding $150,000,000. The preferred stock, warrants, and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock, units and warrants are presently listed on The NASDAQ Capital Market under the symbols “TROV,” “TROVU” and “TROVW,” respectively.  On January 24, 2013, the last reported sale price of our common stock, units and warrants was $8.46, $20.02 and $3.35, respectively.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks.  Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”.  You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR BUSINESS

Trovagene, Inc. is referred to throughout this prospectus as “Trovagene,” “we” or “us.”

We are a development stage molecular diagnostic company that focuses on the development and commercialization of proprietary, in-vitro diagnostic technologies for use in patient/disease screening and monitoring across a variety of medical disciplines.  Our primary internal focus is to leverage our novel urine-based molecular diagnostic platform to facilitate improvements in field of oncology, while our external focus includes developing collaborations in the areas of infectious disease, transplant medicine and prenatal diagnostics.

Our proprietary urine-based molecular diagnostic tests are designed to detect specific nucleic acids in urine which are known as transrenal DNA (TrDNA) and RNA (TrRNA). These are cell-free nucleic acids found in urine as result of normal cell death when DNA and RNA are released to circulate in the bloodstream as fragments and are eventually filtered through the kidneys to allow for the detection and measurement in urine. These transrenal nucleic acids (TrNAs) can be used as genetic markers of disease. The contents of the urine sample, by virtue of the collection pathway, make up a liquid biopsy and provide a simple, non-invasive sample collection method. The company believes that its transrenal molecular diagnostic technology will open significant new markets in the molecular diagnostics field.

Our fundamental intellectual property is focused on the discovery that cell-free DNA, RNA and other types of nucleic acids pass through the kidney into the urine.  Cell free fragments of nucleic acids from normal cell death that circulate in the blood can cross the kidney barrier and be detected in urine. These transrenal nucleic acids can be diagnostic of diseases such as cancer and infection.  Through this proprietary technology, we are attempting to change the way diagnostic medicine is practiced, using simple, non-invasive sampling and analysis of these nucleic acids which we believe will ultimately lead to earlier detection, more effective treatment monitoring, and better management of serious illnesses.

We intend to develop and expand our transrenal molecular technology into a pipeline of potentially groundbreaking commercial medical testing and screening products. The recent acquisition and expansion of our Clinical Laboratory Improvement Amendments of 1998 (CLIA)-certified, College of American Pathologists (CAP)-accredited laboratory in San Diego provides an ideal platform from which to commercialize our testing services and launch our growing pipeline of innovative diagnostic tests. Transrenal molecular diagnostics can provide relevant diagnostic information across multiple therapeutic and clinical areas, and may lead to improvements in patient management.

Targeting transrenal markers will allow for the development of genetic tests that use non-invasive and easy-to-obtain urine samples rather than other more traditional, more invasive methods.  These methods include blood testing, bone marrow and tissue biopsy. We are exploring a broad range of clinical utilities where transrenal nucleic acid technology holds the potential to replace complex and less robust earlier technologies based on circulating cells and nucleic acids in blood.  We are leveraging our technology to develop faster, more effective, non-invasive diagnostics, aligned with the current industry shift into personalized medicine. Transrenal molecular tests can make it easier to address important health problems worldwide - and may lead to significant advancements in patient care.

Our patented technology uses safe, non-invasive, cost effective and simple urine collection and can be applied to a broad range of testing including tumor detection and monitoring, infectious disease screening, transplantation monitoring and prenatal diagnostics. We believe that our technology is ideally suited to be used in developing molecular diagnostic assays that will allow physicians to provide very simple, non-invasive and convenient screening and monitoring tests for their patients by identifying specific biomarkers involved in a disease process. Our novel assays will facilitate much improved testing compliance resulting in earlier diagnosis of disease, more targeted treatment which can be more cost-effective, and improvements in the quality of life for the patient.

In order to facilitate early availability and use of our products and technologies, on February 1, 2012, we acquired the CLIA laboratory assets of MultiGEN Diagnostics, Inc., or MultiGEN, which included CLIA approval and licensing documentation, laboratory procedures, customer lists and marketing materials. A CLIA lab is a clinical reference laboratory that can perform high complexity diagnostic assays (e.g. those requiring PCR amplification). Through this CLIA laboratory we are able to offer laboratory developed tests, or LDTs, in compliance with CLIA guidelines, and, depending on the diagnostic assay, without the need for FDA review. This will make our tests and technology available to physicians to order for their patient management.

We will determine on a case-by-case basis whether an eventual FDA review of a given diagnostic assay is necessary. This decision will, amongst other factors, be based on the desired route of commercialization (e.g., in vitro diagnostic product vs. laboratory testing service) and the specific nature of the respective diagnostic test. We plan to make and sell our products and services in the U.S. with our own direct commercial sales force. In order to provide our products globally, we plan to establish business partnerships with diagnostic or pharmaceutical companies in Europe, Asia, South America, and other international markets.

Corporate Information

We were incorporated in the State of Florida on April 26, 2002 under the name “Used Kar Parts, Inc.” Our name was changed to Trovagene, Inc. and we redomesticated our state of incorporation from Florida to Delaware in January 2010. Our principal executive offices are located at 11055 Flintkote Avenue, Suite B, San Diego, CA 92121, and our telephone number is 858-952-7570.  Our website address is www.trovagene.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to Our Business

We are a development stage company and may never commercialize any of our products or services or earn a profit.

We are a development stage company and have incurred losses since we were formed. As of December 31, 2011 and September 30, 2012, we have an accumulated total deficit of $43,598,431 and $48,866,386, respectively. For the fiscal year ended December 31, 2011 and the nine months ended September 30, 2012, we had net losses and comprehensive losses attributable to common stockholders of $2,277,452 and $5,267,955, respectively. To date, we have experienced negative cash flow from development of our transrenal molecular technology. We currently have no products ready for commercialization, have not generated any revenue from operations except for licensing and royalty income and expect to incur substantial net losses for the foreseeable future to further develop and commercialize the transrenal molecular technology. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from the transrenal molecular technology or attain profitability, we will not be able to sustain operations.

Because of the numerous risks and uncertainties associated with developing and commercializing our transrenal molecular technology and any future tests, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of tests in the medical diagnostic industry. We may never successfully commercialize transrenal molecular technology or any future tests, and our business may fail.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 30, 2012 our independent registered public accountants stated that our financial statements for the year ended December 31, 2011 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern, which may hinder our ability to obtain future financing, is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We will need to raise substantial additional capital to commercialize our transrenal molecular technology, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development programs or collaboration efforts.

As of December 31, 2012 our cash balance was $10.8 million and our working capital was $10.3 million.  At our current burn rate, we estimate that our existing capital resources will fund our operations for at least the next 12 months. We estimate that we will require approximately $8.0 million over the next 12 months in order to sustain our operations and implement our business strategy. Consequently, we will be required to raise additional capital to complete the development and commercialization of our current product candidates. This amount will be sufficient to launch our products in the marketplace currently under development as LDTs. We have historically relied upon private sales of our equity and issuances of notes to fund our operations. We currently have no credit facility or committed sources of capital. During the next 12 months, we will have to raise additional funds to continue the development and commercialization of our transrenal molecular technology. When we seek additional capital, we may seek to sell additional equity and/or debt securities or to obtain a credit facility, which we may not be able to do on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our ability to successfully commercialize our technology will depend largely upon the extent to which third-party payors reimburse our tests.

Physicians and patients may decide not to order our products unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid pay a substantial portion of the test price.

Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that our product candidates are:

•                  not experimental or investigational;

•                  effective;

•                  medically necessary;

•                  appropriate for the specific patient;

•                  cost-effective;

•                  supported by peer-reviewed publications; and

•                  included in clinical practice guidelines.

Market acceptance, sales of products based upon the TrDNA or TrRNA technology, and our profitability may depend on reimbursement policies and health care reform measures. Several entities conduct technology assessments of medical tests and devices and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a test or procedure. The levels at which government authorities and third-party payors, such as private health insurers and health maintenance organizations, may reimburse the price patients pay for such products could affect whether we are able to commercialize our products. Our product candidates may receive negative assessments that may impact our ability to receive reimbursement of the test. Since each payor makes its own decision as to whether to establish a policy to reimburse our test, seeking these approvals may be a time-consuming and costly process. We cannot be sure that reimbursement in the U.S. or elsewhere will be available for any of our products in the future. If reimbursement is not available or is limited, we may not be able to commercialize our products.

If we are unable to obtain reimbursement approval from private payors and Medicare and Medicaid programs for our product candidates, or if the amount reimbursed is inadequate, our ability to generate revenues could be limited. Even if we are being reimbursed, insurers may withdraw their coverage policies or cancel their contracts with us at any time, stop paying for our test or reduce the payment rate for our test, which would reduce our revenue. Moreover, we may depend upon a limited number of third-party payors for a significant portion of our test revenues and if these or other third-party payors stop providing reimbursement or decrease the amount of reimbursement for our test, our revenues could decline.

The commercial success of our product candidates will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

The use of the transrenal molecular technology has never been commercialized for any indication. Even if approved for sale by the appropriate regulatory authorities, physicians may not order diagnostic tests based upon the TrDNA or TrRNA technology, in which event we may be unable to generate significant revenue or become profitable. Acceptance of the transrenal molecular technology will depend on a number of factors including:

•                  acceptance of products based upon the TrDNA or TrRNA technology by physicians and patients;

•                  successful integration into clinical practice;

•                  adequate reimbursement by third parties;

•                  cost effectiveness;

•                  potential advantages over alternative treatments; and

•                  relative convenience and ease of administration.

The demand for urine based diagnostic products may be limited due to the presence of alternative methods that can achieve the same results, such as plasma-based diagnostic testing. We will need to make leading physicians aware of the benefits of tests using our technology through published papers, presentations at scientific conferences and favorable results from our clinical studies. In addition, we will need to gain support from thought leaders who believe that testing a urine specimen for these molecular markers will provide superior performance. Ideally, we will need these individuals to publish support papers and articles which will be necessary to gain acceptance of our products. There is no guarantee that we will be able to obtain this support. Our failure to be successful in these efforts would make it difficult for us to convince medical practitioners to order TrDNA tests for their patients and consequently our revenue and profitability will be limited.

If our potential medical diagnostic tests are unable to compete effectively with current and future medical diagnostic tests targeting similar markets as our potential products, our commercial opportunities will be reduced or eliminated.

The medical diagnostic industry is intensely competitive and characterized by rapid technological progress. In each of our potential product areas, we face significant competition from large biotechnology, medical diagnostic and other companies. The technologies associated with the molecular diagnostics industry are evolving rapidly and there is intense competition within such industry. Certain molecular diagnostics companies have established technologies that may be competitive to our product candidates and any future tests that we develop. Some of these tests may use different approaches or means to obtain diagnostic results, which could be more effective or less expensive than our tests for similar indications. Moreover, these and other future competitors have or may have considerably greater resources than we do in terms of technology, sales, marketing, commercialization and capital resources. These competitors may have substantial advantages over us in terms of research and development expertise, experience in clinical studies, experience in regulatory issues, brand name exposure and expertise in sales and marketing as well as in operating central laboratory services. Many of these organizations have financial, marketing and human resources greater than ours; therefore, there can be no assurance that we can successfully compete with present or potential competitors or that such competition will not have a materially adverse effect on our business, financial position or results of operations.

Since the transrenal molecular diagnostic (TrDNA or TrRNA) technology is under development, we cannot predict the relative competitive position of any product based upon the transrenal molecular technology. However, we expect that the following factors will determine our ability to compete effectively: safety and efficacy; product price; turnaround time; ease of administration; performance; reimbursement; and marketing and sales capability.

We believe that many of our competitors spend significantly more on research and development-related activities than we do. Our competitors may discover new diagnostic tools or develop existing technologies to compete with the transrenal molecular diagnostic technology. Our commercial opportunities will be reduced or eliminated if these competing products are more effective, are more convenient or are less expensive than our products.

Our failure to obtain human urine samples from medical institutions for our clinical studies will adversely impact the development of our transrenal molecular technology.

We will need to establish relationships with medical institutions in order to obtain urine specimens from patients who are testing positive for a relevant infectious disease or from patients that have been diagnosed with solid tumors. We must obtain a sufficient number in order to statistically prove the equivalency of the performance of our assays versus existing assays that are already on the market.

If our clinical studies do not prove the superiority of our technologies, we may never sell our products and services.

The results of our clinical studies may not show that tests using our transrenal molecular technology are superior to existing testing methods. In that event, we will have to devote significant financial and other resources to further research and development, and commercialization of tests using our technologies will be delayed or may never occur. Our earlier clinical studies were small and included samples from high-risk patients. The results from these earlier studies may not be representative of the results we obtain from any future studies, including our next two clinical studies, which will include substantially more samples and a larger percentage of normal-risk patients.

Our inability to establish strong business relationships with leading clinical reference laboratories to perform TrDNA/TrRNA tests using our technologies will limit our revenue growth.

A key step in our strategy is to sell diagnostic products that use our proprietary technologies to leading clinical reference laboratories that will perform TrDNA or TrRNA tests. We currently have no business relationships with these laboratories and have limited experience in establishing these business relationships. If we are unable to establish these business relationships, we will have limited ability to obtain revenues beyond the revenue we can generate from our limited in-house capacity to process tests.

We depend upon our officers, and if we are not able to retain them or recruit additional qualified personnel, the commercialization of our product candidates and any future tests that we develop could be delayed or negatively impacted.

Our success is largely dependent upon the continued contributions of our officers such as our current key employee, Dr. Antonius Schuh, Chief Executive Officer. Our success also depends in part on our ability to attract and retain highly qualified scientific, commercial and administrative personnel. In order to pursue our test development and commercialization strategies, we will need to attract and hire, or engage as consultants, additional personnel with specialized experience in a number of disciplines, including assay development, bioinformatics and statistics, laboratory and clinical operations, clinical affairs and studies, government regulation, sales and marketing, billing and reimbursement and information systems. There is intense competition for personnel in the fields in which we operate. If we are unable to attract new employees and retain existing employees, the development and commercialization of our product candidates and any future tests could be delayed or negatively impacted.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

We are a small company with ten full-time employees as of January 24, 2013. Future growth will impose significant added responsibilities on members of management, including the need to identify, attract, retain, motivate and integrate highly skilled personnel. We may increase the number of employees in the future depending on the progress of our development of transrenal molecular technology. Our future financial performance and our ability to commercialize TrDNA and TrRNA assays and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to:

•                  manage our clinical studies effectively;

•                  integrate additional management, administrative, manufacturing and regulatory personnel;

•                  maintain sufficient administrative, accounting and management information systems and controls; and

•                  hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our financial results.

If we do not receive regulatory approvals, we may not be able to develop and commercialize our transrenal molecular technology.

We may need FDA approval to market products based on the transrenal molecular technology for diagnostic uses in the United States and approvals from foreign regulatory authorities to market products based on the TrDNA or TrRNA technology outside the United States. We have not yet filed an application with the FDA to obtain approval to market any of our proposed products. If we fail to obtain regulatory approval for the marketing of products based on the TrDNA or TrRNA technology, we will be unable to sell such products and will not be able to sustain operations.

We believe the estimated molecular diagnostics market for many diseases in Europe is approximately as large as that of the United States. If we seek to market products or services such as a urine-based HPV test in Europe, we need to receive a CE Mark. If we do not obtain a CE Mark for our urine-based HPV DNA test, we will be unable to sell this product in Europe and countries that recognize the CE Mark.

The regulatory review and approval process, which may include evaluation of preclinical studies and clinical trials of products based on the TrDNA or TrRNA technology, as well as the evaluation of manufacturing processes and contract manufacturers’ facilities, is lengthy, expensive and uncertain. Securing regulatory approval for products based upon the transrenal molecular technology may require the submission of extensive preclinical and clinical data and supporting information to regulatory authorities to establish such products’ safety and effectiveness for each indication. We have limited experience in filing and pursuing applications necessary to gain regulatory approvals.

Regulatory authorities generally have substantial discretion in the approval process and may either refuse to accept an application, or may decide after review of an application that the data submitted is insufficient to allow approval of any product based upon the transrenal molecular technology. If regulatory authorities do not accept or approve our applications, they may require that we conduct additional clinical, preclinical or manufacturing studies and submit that data before regulatory authorities will reconsider such application. We may need to expend substantial resources to conduct further studies to obtain data that regulatory authorities believe is sufficient. Depending on the extent of these studies, approval of applications may be delayed by several years, or may require us to expend more resources than we may have available. It is also possible that additional studies may not suffice to make applications approvable. If any of these outcomes occur, we may be forced to abandon our applications for approval, which might cause us to cease operations.

In addition, if we do not comply with various state and federal licensing requirements and accreditation standards, our CLIA certification could be put at risk, which would have a detrimental impact on our operations.

Changes in healthcare policy could subject us to additional regulatory requirements that may delay the commercialization of our tests and increase our costs.

The U.S. government and other governments have shown significant interest in pursuing healthcare reform. Any government-adopted reform measures could adversely impact the pricing of our diagnostic products and tests in the United States or internationally and the amount of reimbursement available from governmental agencies or other third party payors. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payors of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products and services which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to healthcare availability, methods of delivery or payment for products and services, or sales, marketing or pricing, may limit our potential revenue, and we may need to revise our research and development programs. The pricing and reimbursement environment may change in the future and become more challenging due to several reasons, including policies advanced by the current executive administration in the United States, new healthcare legislation or fiscal challenges faced by government health administration authorities. Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably.

For example, in March 2010, President Obama signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or the PPACA. This law will substantially change the way health care is financed by both government health plans and private insurers, and significantly impact the pharmaceutical industry. The PPACA contains a number of provisions that are expected to impact our business and operations in ways that may negatively affect our potential revenues in the future. While it is too early to predict all the specific effects the PPACA or any future healthcare reform legislation will have on our business, they could have a material adverse effect on our business and financial condition.

In September 2007, the Food and Drug Administration Amendments Act of 2007 was enacted, giving the FDA enhanced post-marketing authority, including the authority to require post-marketing studies and clinical trials, labeling changes based on new safety information, and compliance with risk evaluations and mitigation strategies approved by the FDA. The FDA’s exercise of this authority could result in delays or increased costs during product development, clinical trials and regulatory review, increased costs to assure compliance with post-approval regulatory requirements, and potential restrictions on the sale and/or distribution of approved products.

If the FDA were to begin regulating LDTs, or if we decide to market our products as a medical device rather than a LDT, we could be forced to delay commercialization of our current product candidates, experience significant delays in commercializing any future tests, incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval and/or experience decreased demand for or reimbursement of our test.

We intend to develop products that are considered to be medical devices and are subject to federal regulations including those covering Quality System Regulations (QSR) and Medical Device Reporting (MDR).

The QSR includes requirements related to the methods used in and the facilities and controls used for designing, purchasing, manufacturing, packaging, labeling, storing, installing and servicing of medical devices. Manufacturing facilities undergo FDA inspections to assure compliance with the QS requirements. The quality systems for FDA-regulated products are known as current good manufacturing practices (cGMPs) as described in the Code of Federal Regulations, part 820 (21 CFR part 820). Among the cGMP requirements are those requiring manufacturers to have sufficient appropriate personnel to implement required design controls and other portions of the QSR guidelines.

Design controls include procedures that describe the product design requirements (design goals) and compare actual output to these requirements, including documented Design Reviews. Required Design History Files (DHFs) for each device will document the records necessary to demonstrate that the design was developed in accordance with the approved design plan and the requirements of the QSRs.

QSRs also include stipulation for control of all documents used in design and production, including history of any changes made. Production and process controls include stipulations to ensure products are in fact produced as specified by controlled documents resulting from the controlled design phase, using products and services purchased under controlled purchasing procedures.

Incidents in which a device may have caused or contributed to a death or serious injury must to be reported to FDA under the Medical Device Reporting (MDR) program. In addition, certain malfunctions must also be reported. The MDR regulation is a mechanism for FDA and manufacturers to identify and monitor significant adverse events involving medical devices. The goals of the regulation are to detect and correct problems in a timely manner.

We may be required to participate in MDR through two routes. As a manufacturer of products for sale within the United States, we would be required to report to the FDA any deaths, serious injuries and malfunctions, and events requiring remedial action to prevent an unreasonable risk of substantial harm to the public health. Our CLIA lab offering services for sale is already currently required to report suspected medical device related deaths to both the FDA and the relevant manufacturers of products we purchase and use.

Clinical laboratory tests like our current product offerings are regulated in the United States under CLIA as well as by applicable state laws. Diagnostic kits that are sold and distributed through interstate commerce are regulated as medical devices by the FDA. Clinical laboratory tests that are developed and validated by a laboratory for its own use are called LDTs. Most LDTs currently are not subject to FDA regulation, although reagents or software provided by third parties and used to perform LDTs may be subject to regulation. We expect that, upon the commencement of commercialization, our product candidates will be an LDT and not a diagnostic kit. As a result, we believe that our product candidates should not be subject to regulation under current FDA policies, however there is no assurance that it will not be subject to such regulation in the future. Further, if we decide to market our products as a diagnostic kit rather than a LDT, our products would be subject to FDA regulation as a medical device. The container we expect to provide for collection and transport of tumor samples from a pathology laboratory to our clinical reference laboratory may be a medical device subject to FDA regulation and while we expect that it will be exempt from pre-market review by FDA, there is no certainty in that respect.

We cannot provide any assurance that FDA regulation, including pre-market review, will not be required in the future for our LDT product candidates, either through new policies adopted by the FDA or new legislation enacted by Congress. It is possible that legislation will be enacted into law and may result in increased regulatory burdens for us to offer or continue to offer our product as a clinical laboratory service.

If pre-market review is required, our business could be negatively impacted until such review is completed and clearance to market or approval is obtained, and the FDA could require that we stop selling. If pre-market review of our LDTs is required by the FDA, there can be no assurance that our product offerings will be cleared or approved on a timely basis, if at all. Ongoing compliance with FDA regulations, such as the Quality System Regulation and Medical Device Reporting, would increase the cost of conducting our business, and subject us to inspection by the FDA and to the requirements of the FDA and penalties for failure to comply with these requirements. We may also decide voluntarily to pursue FDA pre-market review of our product offerings if we determine that doing so would be appropriate. Some competitors may develop competing tests cleared for marketing by the FDA. There may be a marketing differentiation or perception that an FDA-cleared test is more desirable than our product offerings, and that could discourage adoption and reimbursement of our test.

Should any of the reagents obtained by us from vendors and used in conducting our clinical laboratory service be affected by future regulatory actions, our business could be adversely affected by those actions, including increasing the cost of testing or delaying, limiting or prohibiting the purchase of reagents necessary to perform testing.

If the FDA decides to regulate our LDTs, it may require that we conduct extensive pre-market clinical studies prior to submitting a regulatory application for commercial sales. If we are required to conduct pre-market clinical studies, whether using retrospectively collected and banked samples or prospectively collected samples, delays in the commencement or completion of clinical studies could significantly increase our test development costs and delay commercialization. Many of the factors that may cause or lead to a delay in the commencement or completion of clinical studies may also ultimately lead to delay or denial of regulatory clearance or approval.

The commencement of clinical studies may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the clinical trial. We may find it necessary to engage contract research organizations to perform data collection and analysis and other aspects of our clinical studies, which might increase the cost of the studies. We will also depend on clinical investigators, medical institutions and contract research organizations to perform the studies properly. If these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality, completeness or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, FDA requirements or for other reasons, our clinical studies may have to be extended, delayed or terminated. Many of these factors would be beyond our control. We may not be able to enter into replacement arrangements without undue delays or considerable expenditures. If there are delays in testing as a result of the failure to perform by third parties, our research and development costs would increase, and we may not be able to obtain regulatory clearance or approval for our test. In addition, we may not be able to establish or maintain relationships with these parties on favorable terms, if at all. Each of these outcomes would harm our ability to market our test, or to become profitable.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We rely on patent protection as well as a combination of trademark, copyright and trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us.

We cannot assure you that any of our currently pending or future patent applications will result in issued patents, or that any patents issued to us will not be challenged, invalidated or held unenforceable. We cannot guarantee you that we will be successful in defending challenges made in connection with our patents and patent applications.

In addition to our patents, we rely on contractual restrictions to protect our proprietary technology. We require our employees and third parties to sign confidentiality agreements and employees to also sign agreements assigning to us all intellectual property arising from their work for us. Nevertheless, we cannot guarantee that these measures will be effective in protecting our intellectual property rights.

We cannot guarantee that the patents issued to us will be broad enough to provide any meaningful protection nor can we assure you that one of our competitors may not develop more effective technologies, designs or methods without infringing our intellectual property rights or that one of our competitors might not design around our proprietary technologies.

If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products. We own certain patents relating to the transrenal molecular technology. However, these patents may not protect us against our competitors, and patent litigation is very expensive. We may not have sufficient cash available to pursue any patent litigation to its conclusion because currently we do not generate revenues.

We cannot rely solely on our current patents to be successful. The standards that the U.S. Patent and Trademark Office and foreign patent office’s use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop. As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries. In some instances, patents have been issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, that will be provided by our patents if we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license. In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain. Any patents which are issued may not contain claims that will permit us to stop competitors from using similar technology.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our transrenal molecular technology.

Third parties may challenge the validity of our patents and other intellectual property rights, resulting in costly litigation or other time-consuming and expensive proceedings, which could deprive us of valuable rights. If we become involved in any intellectual property litigation, interference or other judicial or administrative proceedings, we will incur substantial expenses and the diversion of financial resources and technical and management personnel. An adverse determination may subject us to significant liabilities or require us to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Further, if such claims are proven valid, through litigation or otherwise, we may be required to pay substantial financial damages, which can be tripled if the infringement is deemed willful, or be required to discontinue or significantly delay development, marketing, selling and licensing of the affected products and intellectual property rights. In our European patent application that covers mutations in the NPM-1 gene related to acute myeloid leukemia, an anonymous third party has filed “Observations” against the claims prior to allowance of the patent. Observations concern the patentability of the invention to which a European patent application or patent relates and are considered by the examining or opposition division of the European Patent Office.

Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies. There may be third-party patents, patent applications and other intellectual property relevant to our potential products that may block or compete with our products or processes. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions. In addition, we cannot assure you that we would prevail in any of these suits or that the damages or other remedies if any, awarded against us would not be substantial. Claims of intellectual property infringement may require us to enter into royalty or license agreements with third parties that may not be available on acceptable terms, if at all. We may also become subject to injunctions against the further development and use of our technology, which would have a material adverse effect on our business, financial condition and results of operations.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Risks Related to Ownership of our Common Stock

In preparing our consolidated financial statements, our management determined that our disclosure controls and procedures and internal controls were ineffective as of December 31, 2011 and continue to be ineffective which could result in material misstatements in our financial statements.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As of December 31, 2011, our management has determined that our disclosure controls and procedures and internal controls were ineffective due to weaknesses in our financial closing process.

We intend to implement remedial measures designed to address the ineffectiveness of our disclosure controls and procedures and internal controls. If these remedial measures are insufficient to address the ineffectiveness of our disclosure controls and procedures and internal controls, or if material weaknesses or significant deficiencies in our internal control are discovered or occur in the future and the ineffectiveness of our disclosure controls and procedures and internal controls continues, we may fail to meet our future reporting obligations on a timely basis, our consolidated financial statements may contain material misstatements, we could be required to restate our prior period financial results, our operating results may be harmed, we may be subject to class action litigation, and our common stock could be delisted from The NASDAQ Capital Market. Any failure to address the ineffectiveness of our disclosure controls and procedures could also adversely affect the results of the periodic management evaluations regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures that are required to be included in our annual report on Form 10-K. Internal control deficiencies and ineffective disclosure controls and procedures could also cause investors to lose confidence in our reported financial information. We can give no assurance that the measures we plan to take in the future will remediate the ineffectiveness of our disclosure controls and procedures or that any material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or adequate disclosure controls and procedures or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

If we continue to fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover additional material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

We have not filed any Federal, state or foreign tax returns since fiscal year 2006, except for Delaware franchise tax returns and we do not know the amount of any tax liability, interest and penalties we may owe.

We have not filed any federal, state or foreign tax returns since fiscal year 2006, except for Delaware franchise tax returns. The amount of any tax liability, interest and penalties that could arise since inception is undetermined as of December 31, 2012. We intend to file all tax returns that are currently due as soon as possible.

Our Series A Convertible Preferred Stock contains a covenant that limits our ability to pay dividends.

Our Series A Convertible Preferred Stock includes a covenant limiting our ability to pay dividends while the Series A Convertible Preferred Stock is outstanding. This covenant may limit us in raising additional capital, competing effectively, or taking advantage of new business opportunities.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Series A Convertible Preferred Stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future. Without the consent of the holders of the outstanding shares of Series A Convertible Preferred Stock we may not alter or change adversely the rights of the holders of the Series A Convertible Preferred Stock or increase the number of authorized shares of Series A Convertible Preferred Stock, create a class of stock which is senior to or on a parity with the Series A Convertible Preferred Stock, amend our certificate of incorporation in breach of these provisions or agree to any of the foregoing.

Our stockholders may experience significant dilution as a result of the sale of securities offered by this prospectus.

To the extent that we raise additional funds through the sale of securities offered by this prospectus, our stockholders may experience significant dilution. Sale of additional equity and/or convertible securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities we have previously sold. If additional funds are raised through a credit facility or the issuance of preferred stock, lenders under the credit facility or holders of preferred stock would likely have rights that are senior to the rights of holders of our common stock, and any credit facility or additional securities could contain covenants that would restrict our operations.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•                  technological innovations or new products and services by us or our competitors;

•                  clinical trial results relating to our tests or those of our competitors;

•                  commercial acceptance of our products, if approved or cleared;

•                  coverage and reimbursement decisions by third party payors, such as Medicare and other managed care organizations;

•                  FDA, CMS and comparable ex-U.S. agency regulation and oversight of our products and services;

•                  the establishment of partnerships with clinical reference laboratories;

•                  health care legislation;

•                  intellectual property disputes;

•                  additions or departures of key personnel;

•                  sales of our common stock;

•                  our ability to integrate operations, technology, products and services;

•                  our ability to execute our business plan;

•                  operating results below expectations;

•                  loss of any strategic relationship;

•                  industry developments;

•                  economic and other external factors; and

•                  period-to-period fluctuations in our financial results.

Because we are a development stage company with no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

As of January 24, 2013, our directors, executive officers and principal stockholders, and their respective affiliates, beneficially own approximately 24.1% of our outstanding shares of common stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

•                  delaying, deferring or preventing a change in corporate control;

•                  impeding a merger, consolidation, takeover or other business combination involving us; or

•                  discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates. Investors in our common stock should not rely on an investment in our company if they require dividend income.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Delaware law and our corporate charter and bylaws will contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. For example, our board of directors have the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Our bylaws require that any stockholder proposals or nominations for election to our board of directors must meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

Our common stock is traded on The NASDAQ Capital Market and, despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Finance transactions resulting in a large amount of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business.

Our common stock is subject to volatility.

There can be no assurance that the market price for our common stock will remain at its current level and a decrease in the market price could result in substantial losses for investors. The market price of our common stock may be significantly affected by one or more of the following factors:

•                  announcements or press releases relating to the industry or to our own business or prospects;

•                  regulatory, legislative, or other developments affecting us or the industry generally;

•                  sales by holders of restricted securities pursuant to effective registration statements or exemptions from registration; and

•                  market conditions specific to biopharmaceutical companies, the healthcare industry and the stock market generally.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•                  shares of our common stock;

•                  shares of our preferred stock;

•                  warrants to purchase any of the securities listed above; and/or

•                  units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time (the “Bylaws”). Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of December 31, 2012, our authorized capital stock consisted of 150,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of December 31, 2012, there are 15,478,386 shares of our common stock issued and outstanding and 95,600 shares of Series A Convertible Preferred Stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company and, the consent of the holders of our Series A Convertible Preferred Stock is required for the payment of any such dividends on our common stock. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Series A Convertible Preferred Stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our certificate of incorporation provides that our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series of Preferred Stock includes, but is not limited to, determination of the following:

•                  the designation of the series, which may be by distinguishing number, letter or title;

•                  the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•                  whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•                  the redemption provisions and price or prices, if any, for shares of the series;

•                  the terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series;

•                  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our corporation;

•                  whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of our corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•                  restrictions on the issuance of shares of the same series or of any other class or series; and

•                  the voting rights, if any, of the holders of shares of the series.

On July 13, 2005, we closed a private placement of 277,100 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) and 64,442 warrants to certain investors for aggregate gross proceeds of $2,771,000 pursuant to a Securities Purchase Agreement dated as of July 13, 2005. The warrants sold to the investors were immediately exercisable at $19.50 per share and were exercisable at any time within five years from the date of issuance. These investor warrants had a fair value of $567,085 on the date of issuance using a market price of $14.40 on that date. In addition we paid an aggregate $277,102 and issued an aggregate 17,572 warrants to purchase common stock to certain selling agents. The warrants issued to the selling agents are immediately exercisable at $15.00 per share and will expire five years after issuance. The material terms of the Series A Convertible Preferred Stock consist of:

1)    Dividends.    Holders of the Series A Convertible Preferred Stock shall be entitled to receive cumulative dividends at the rate per share of 4% per annum, payable quarterly on March 31, June 30, September 30 and December 31, beginning with September 30, 2005. Dividends shall be payable, at our sole election, in cash or shares of common stock. As of December 31, 2011 and 2010, we had recorded $152,960 and $114,720, respectively, in accrued cumulative unpaid preferred stock dividends, included in Accrued Expenses in our consolidated balance sheets, and $38,240 was recorded for each of the years ended December 31, 2011 and 2010.

2)    Voting Rights.    Shares of the Series A Convertible Preferred Stock shall have no voting rights. However, so long as any shares of Series A Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of the shares of Series A Convertible Preferred Stock then outstanding, (a) adversely change the powers, preferences or rights given to the Series A Convertible Preferred Stock, (b) authorize or create any class of stock senior or equal to the Series A Convertible Preferred Stock, (c) amend our articles of incorporation or other charter documents, so as to affect adversely any rights of the holders of Series A Convertible Preferred Stock, or (d) increase the authorized number of shares of Series A Convertible Preferred Stock.

3)    Liquidation.    Upon any liquidation, dissolution or winding-up of our company, the holders of the Series A Convertible Preferred Stock shall be entitled to receive an amount equal to the Stated Value per share, which is equal to $10 per share plus any accrued and unpaid dividends.

4)    Conversion Rights.    Each share of Series A Convertible Preferred Stock shall be convertible at the option of the holder into that number of shares of common stock determined by dividing the Stated Value, currently $10 per share, by the conversion price, originally $12.90 per share.

5)    Automatic Conversion.    Beginning July 13, 2006, if the price of the common stock equals $25.80 per share for 20 consecutive trading days, and an average of 8,333 shares of common stock per day shall have been traded during the 20 trading days, we shall have the right to deliver a notice to the holders of the Series A Convertible Preferred Stock, to convert any portion of the shares of Series A Convertible Preferred Stock into shares of Common Stock at the conversion price

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•                  prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Our amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•                  provide our board of directors with the ability to alter its bylaws without stockholder approval; and

•                  provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Philadelphia Stock Transfer, Inc.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as out own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the warrant agreement under which the warrants will be issued;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•                  anti-dilution provisions of the warrants, if any;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•                  the manner in which the warrant agreement and warrants may be modified;

•                  the identities of the warrant agent and any calculation or other agent for the warrants;

•                  federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants;

•                  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any unit agreement under which the units will be issued;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                  whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•                  the name or names of any underwriters, if any, and if required, any dealers or agents;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•                  a fixed price or prices, which may be changed;

•                  market prices prevailing at the time of sale;

•                  prices related to such prevailing market prices; or

•                  negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on The NASDAQ Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2011 and 2010 and for the two years in the period ended December 31, 2011, and the period from August 4, 1999 (inception) to December 31, 2011 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012;

•                  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 filed on May 15, 2012, August 14, 2012 and November 14, 2012, respectively.

•                  Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 6, 2012, February 3, 2012, February 15, 2012, April 16, 2012, May 1, 2012,  August 15, 2012, November 28, 2012, December 11, 2012 and January 16, 2013; and

•                  The description of our common stock contained in our Form 8-A filed on May 23, 2012.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 952-7570 or by writing to us at the following address:

Trovagene, Inc.

11055 Flintkote Avenue, Suite B
San Diego, CA 92121

Attn.: Corporate Secretary

Shares

TROVAGENE, INC.

COMMON STOCK

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Piper Jaffray	Leerink Partners

July   , 2015